HIMCO Variable Insurance Trust N-SAR

SUB-ITEM 77Q1: Exhibits

(e) Copies of any new or amended
Registrant investment advisory contracts

(e.1.) 	Schedules A and B to the
Investment Management Agreement with
Hartford
Investment Management Company was
previously filed with the SEC as exhibit d.(ii) to Post-Effective Amendment No. 5 to the Registrant's Registration
Statement on Form N-1A filed with the SEC on April 14, 2015 (SEC Accession No.
0001104659-15-027492) and incorporated
herein by reference.